EXHIBIT 10.1

AGREEMENT FOR THE PURCHASE AND SALE OF STOCK

THIS AGREEMENT FOR THE PURCHASE AND SALE OF STOCK (the “Agreement”) is made and entered into as of January 26, 2007, by and among China North East Petroleum Holdings, Limited, (“CNEH”) a Nevada corporation, and Song Yuan North East Petroleum Technical Service Co., Ltd., a Chinese limited liability company (“Buyer”), on one hand, and Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation, a Chinese limited liability company (“Yu Qiao”) and Ju Guizhi (the “Majority Shareholder”) and Bing Wu Wang and Meng Xiangyun (the “Minority Shareholders” and together with the Majority Shareholder, the “Sellers”), on the other hand.

R E C I T A L S:

A.           The Majority Shareholder owns 70% of the equity securities of Yu Qiao.

B.            The Minority Shareholders own an aggregate of 30% of the equity securities of Yu Qiao.

C.            Buyer desires to purchase the equity securities of Yu Qiao from the Sellers, and the Sellers desire to sell such securities to Buyer, subject to the terms and condition of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

Section 1.1          Sale and Transfer of Securities. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (a) the Majority Shareholder will transfer and convey all of her right, title and interest in and to the Majority Shares (as defined in Section 2.3 below) to Buyer, free and clear of all liens, encumbrances, security interests, rights of first refusal, equities, options, claims, charges and restrictions of any nature whatsoever (“Encumbrances”) and Buyer will acquire the Equity from the Majority Shareholder and (b) the Minority Shareholders will execute and deliver Trust Agreements in the form attached hereto as Exhibit A dated as of the date hereof (the “Trust Agreements”) with respect to the Minority Shares (as defined in Section 2.3 below).

Section 1.2          Purchase Price. In consideration for the Minority Shares, execution and delivery of the Trust Agreements and the Minority Shares in accordance with the terms hereof, Buyer shall cause CNEH, the 90% owner of Buyer, to issue to the Sellers, as soon as practicable following receipt of the Fairness Opinion (as defined below), an aggregate of ten million (10,000,000) shares of common stock of CNEH (“CNEH Stock”), and CNEH agrees to deliver such securities as directed by Buyer; provided that, within ninety (90) days from the Closing Date, the number of shares of CNEH Stock may be reduced, but not increased, if determined to be reasonably necessary, in the sole discretion of the Board of Directors of CNEH, to obtain the Fairness Opinion. The parties hereto acknowledge and agree that (a) the aggregate purchase price shall be deemed to be US$4,444,444 million, (b) the CNEH Stock shall constitute 90% of the aggregate purchase price (based on the preceding 30-day average of the high bid and the low ask price for the CNEH Stock as quoted on the Over-the-Counter Bulletin Board as of the Closing) and (c) the Majority Shareholder, in her capacity as the 10% owner of Buyer, and the Sellers have entered into an agreement regarding payment of the remaining 10% of the aggregate purchase price on behalf of the Buyer and that such payment has been made in full by Ju Guizhi and received by the Sellers as of the date of execution hereof.

Section 1.3          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement on January 26, 2007, at the offices of the Buyer or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto (such date is herein referred to as the “Closing Date”).

Section 1.4	Deliveries at Closing.

(a)          Deliveries by the Majority Shareholder. At the Closing, the Majority Shareholder shall deliver certificates representing the Minority Shares, duly endorsed in blank for transfer or accompanied by separate written instruments of assignment, together with such other or further supporting documents as Buyer or its counsel may reasonably require.

(b)         Deliveries by the Minority Shareholders. At the Closing, the Minority Shareholders shall deliver the fully executed Trust Agreements to the Buyer, together with such other or further supporting documents as Buyer or its counsel may reasonably require

Section 1.4          Post-Closing Deliveries. The Board of Directors of CNEH will retain an investment bank or financial advisor doing business in the PRC to prepare and deliver an opinion as to the fairness of the transaction and the amount of CNEH Stock deliverable hereunder (the “Fairness Opinion”) to CNEH and its shareholders within 90 days after the Closing Date. The Sellers agree that the amount of CNEH Stock deliverable hereunder may be reduced, but not increased, as may be necessary to receive an opinion that the transaction and the amount of the CNEH Stock is fair to CNEH and its shareholders. As soon as practicable following receipt of the Fairness Opinion, the Buyer shall cause CNEH to deliver certificates representing the CNEH Stock and CNEH agrees to deliver such securities as directed by Buyer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

AND YU QIAO

The Sellers and Yu Qiao, jointly and severally, represent and warrant to CNEH and the Buyer as follows:

Section 2.1          Organization, Standing and Power. Yu Qiao is duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (the “PRC”) and has all necessary power and authority to own its properties and to carry on its business as now owned and operated by it.

Section 2.2          Capitalization; Title to Equity. The Majority Shareholder is the owner, beneficially and of record, of all right, title and interest in and to an aggregate of 70% of the issued and outstanding capital stock of Yu Qiao (the “Majority Shares”). Bing Wu Wang and Meng Xiangyun, the Minority Shareholders, are the owners, beneficially and of record, of all right, title and interest in and to an aggregate of 10% and 20%, respectively (the “Minority Shares” and together with the Majority Shares, the “Equity”), of the issued and outstanding capital stock of Yu Qiao. Each of the Sellers has good and marketable title to his or her respective portion of the Equity, free and clear of all Encumbrances. None of the Sellers is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of the Equity (other than this Agreement or the trust Agreements). The Equity constitutes all of the issued and outstanding capital stock of Yu Qiao, and the Equity is validly issued, fully paid, nonassessable, and has been so issued in full compliance with all applicable laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments providing for the issuance, disposition or acquisition of any of Yu Qiao’s capital stock (other than this Agreement).

Section 2.3          Subsidiaries. Yu Qiao does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 2.4          Authority. Yu Qiao and the Sellers have all requisite power and authority to execute and deliver this Agreement, the Trust Agreements and all other agreements and documents to be executed and delivered by them in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Seller Agreements”), and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Seller Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Sellers and Yu Qiao. The Seller Agreements have been duly executed and delivered by Yu Qiao and the Sellers, and each constitutes the valid and binding obligation of Yu Qiao and the Sellers, enforceable against Yu Qiao and the Sellers, as the case may be, in accordance with the terms of such Seller Agreements and applicable law.

Section 2.5          No Conflict or Breach. Yu Qiao is not in violation of or default under any provision of its organizational documents. The execution, delivery and performance of the Seller Agreements and the consummation of the transactions hereby and thereby do not and will not (A) conflict with or constitute a violation of the charter documents of Yu Qiao; (B) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Yu Qiao, the Sellers or the Equity; (C) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Yu Qiao, or the Sellers is a party or by which Yu Qiao or the Sellers are bound or by which the Equity is affected; or (D) result in a creation or imposition of any Encumbrance of any nature whatsoever on the Equity or upon Yu Qiao or any of its assets, properties or businesses.

Section 2.6          Financial Statements. There have heretofore been delivered to Buyer: the audited financial statements, including balance sheets and statements of income of Yu Qiao as of and for the year ended December 31, 2005 and the unaudited financial statements, including balance sheets and statements of income of Yu Qiao as of and for the nine month period ended September 30, 2006. All of the financial statements referred to above (the “Financial Statements”) (1) are in accordance with the books of account and records of Yu Qiao; (2) fairly present Yu Qiao’s financial position and the results of its operations as of the date and for the period therein specified; (3) have been prepared in accordance with US GAAP (“GAAP”), consistently applied during the period involved; and (4) do not include or omit to state any fact which renders such Financial Statements materially misleading.

Section 2.7          Undisclosed Liabilities. Yu Qiao does not have any material debts, liabilities or obligation of any kind, whether accrued, absolute, contingent or otherwise, which are required under GAAP to be, but are not, reflected or reserved against or disclosed in Yu Qiao’s Financial Statements, except for those that may have been incurred subsequent to December 31, 2005. All debts, liabilities and obligations incurred after December 31, 2005, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

Section 2.8          Absence of Certain Changes. Since January 1, 2006, the business of Yu Qiao has been operated only in the ordinary course and, without limiting the generality of the foregoing, Yu Qiao has not:

a.             Declared, set aside or paid any dividend or other distribution in respect of its capital stock or otherwise (including bonus distributions to Seller) or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

b.            Sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity or other similar or dissimilar event (whether or not covered by insurance), materially and adversely affecting its condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations;

c.             Had any material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations;

d.            Mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and purchase-money liens and capital lease liens arising out of the purchase or sale of products or services made in the ordinary and usual course of its business;

e.             Sold, transferred, leased, licensed or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business, or discontinued any product line or the manufacture, sale or other disposition of any of its products or services;

f.             Made any expenditure for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of its business;

g.            Entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $50,000.00;

h.            Waived any material right or claim or canceled any material debts or claims or voluntarily suffered any extraordinary losses;

i.             Sold, assigned, transferred or conveyed any property rights, except in the ordinary and usual course of business;

j.             Paid to or for the benefit of any of its directors, officers, employees or Seller any compensation of any kind other than base wages, salaries and benefits in effect prior to January 1, 2006;

k.            Changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

l.             Revalued any of its assets;

m.           Increased the salary or other compensation payable or to become payable to any of its officers, directors or employees, or declared, paid or committed to pay a bonus or other additional salary or compensation to any such person;

n             Made any loan to any person or entity, or guaranteed any loan;

o.            Had any other event or condition of any character that has or might reasonably have a material and adverse effect on its condition (financial or otherwise), earnings, business, assets, liabilities, properties or operations; or

p.            Agreed, committed or entered into any other understanding to do any of the things described in the preceding Subsections (a) through (o).

Section 2.9          Taxes. Within the times and in the manner prescribed by law, Yu Qiao has filed all tax returns required to be filed and have paid or made adequate provision for payment of all taxes upon them, their properties, income or franchises, due and payable on or before the date hereof. There are no claims pending against Yu Qiao for past-due taxes, nor has Yu Qiao been notified of any claims. There are no present disputes or discussions with federal, state, local, foreign, commonwealth or other authorities with respect to any taxes of any nature payable by Yu Qiao. There are no outstanding waivers or agreements by Yu Qiao for the extension of the time for the assessment of any tax.

Section 2.10        Receivables and Accounts Payable. All receivables of Yu Qiao shown on the books of Yu Qiao on the Closing Date are carried at values determined in accordance with US GAAP, consistently applied, reflect all pertinent facts known to Yu Qiao as of the date hereof, and represent valid and binding obligations of the debtors requiring no further performance by Yu Qiao and are collectible in full without any set-off whatsoever within 120 days of the Closing.

Section 2.11        Litigation and Claims. There is: (A) no action, suit, proceeding, claim or investigation (collectively, “Actions”) pending or, to the best of Yu Qiao’s and the Sellers’ knowledge, threatened, in any court or before any arbitrator or before or by any federal, state or other governmental department, commission, bureau, agency or instrumentality, domestic or foreign; and (B) no other unresolved claim made against Yu Qiao or the Sellers or affecting them or their respective properties or businesses, or the transactions contemplated by the Seller Agreements or any factual or legal basis for any such action, suit, proceeding, claim or investigation which would materially affect any of the same.

Section 2.12        Accuracy and Completeness of Representations and Warranties. No representation or warranty made by the Sellers or Yu Qiao in the Seller Agreements and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 2.13        Illegal or Unauthorized Payments. Neither the Sellers nor Yu Qiao has, nor, to the best of the Sellers’ knowledge, have any employees, officers, directors, consultants, advisors, agents, members or representatives of the Sellers or Yu Qiao or other Person acting on behalf of the Sellers or Yu Qiao, directly or indirectly, (a) made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law or (b) violated, or taken any action which would cause either of the Sellers or Yu Qiao to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended, or the USA Patriot Act, or any rules and regulations thereunder.

Section 2.14        Assets. Yu Qiao has good, legal and marketable title to all of its property and assets, in each case free and clear of all liens, charges, restrictions, claims or encumbrances of any nature whatsoever. With respect to the personal property and assets that Yu Qiao leases (a) Yu Qiao is in compliance with such leases, (b) the leases are enforceable in accordance with their terms, and (c) Yu Qiao holds a valid leasehold interest free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever.

Section 2.15        Pending Changes. To the knowledge of the Sellers and Yu Qiao, there is no pending or threatened change in any applicable law, rule, regulation or order applicable to Yu Qiao or its business, operations, properties, assets, products and services which is likely to result in a material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations.

Section 2.16       Investment Company Act. Yu Qiao is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.17       Registration Rights. No Person has demand or other rights to cause Yu Qiao or Buyer to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any securities of Buyer or Yu Qiao or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

Section 2.18       Agreements. Each of the contracts or agreements material to Yu Qiao is valid and enforceable against the parties thereto in accordance with its terms and Yu Qiao, and, to the best of Seller’s knowledge, each other party thereto: (i) have performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (ii) have received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which Yu Qiao is a party or by which it or its property or assets may be bound. Yu Qiao has no present expectation or intention of terminating or not fully performing all its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and Yu Qiao has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which Yu Qiao is a party.

Section 2.19        Investment Representations. In connection with the acquisition by the Sellers of the CNEH Stock as provided in this Agreement, each of the Sellers hereby represents and warrants to CNEH and the Buyer as follows:

a.                No Registration. Seller acknowledges and agrees that the CNEH Stock will be offered and sold to Seller without such offer and sale being registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States (U.S.), and will be issued to Seller in an offshore transaction outside of the U.S. in accordance with a safe harbour from the registration requirements of the Securities Act provided by Regulation S. As such, Seller further acknowledges and agrees that the CNEH Stock will, upon issuance, be “restricted securities” within the meaning of the Securities Act. Seller understands that the CNEH Stock may not be offered or sold in the U.S. or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state and federal securities laws.. Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the CNEH Stock. The statutory and regulatory basis for the exemption claimed for the offer of the CNEH Stock, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and federal securities laws.

b.                Seller Not a U.S. Person. Seller is not a U.S. Person. Seller is not acquiring the CNEH Stock for the account or benefit of, directly or indirectly, any U.S. Person.

c.                Purchase Entirely for Own Account. Seller understands that the Company is making this Agreement with Seller in reliance upon Seller’s representation to the Company, which by Seller’s execution of this Agreement Seller hereby confirms, that Seller is outside the United States when receiving and executing this Agreement and is acquiring the CNEH Stock as principal for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the CNEH Stock.

d.                No Underwriter. Seller is not an underwriter of, or dealer in, the common CNEH Stock of the Company, nor is Seller participating, pursuant to a contractual agreement or otherwise, in the distribution of the CNEH Stock.

e.                Investment Experience. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the CNEH Stock and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

f.                 No Directed Selling Efforts. Seller acknowledges that Seller has not acquired the CNEH Stock as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the U.S. in respect of the CNEH Stock which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S. for the resale of the CNEH Stock; provided, however, that Seller may sell or otherwise dispose of the CNEH Stock or Warrant CNEH Stock pursuant to registration of the CNEH Stock pursuant to the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements and as otherwise provided herein.

g.                No General Solicitation. Seller is not aware of any advertisement of any of the CNEH Stock and is not acquiring the CNEH Stock as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

h.                Disclosure of Information. The decision to execute this Agreement and acquire the CNEH Stock hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the Securities and Exchange Commission (the “SEC”). Seller and Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the CNEH Stock hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company. Seller acknowledges that it has had access to all the information it considers necessary or appropriate for deciding whether to purchase the CNEH Stock.

i.                 U.S. Civil Remedies. Seller is acquiring the CNEH Stock pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this subscription, and, as a consequence, Seller will not be entitled to use most of the civil remedies available under applicable securities legislation and Seller will not receive information that would otherwise be required to be provided to Seller pursuant to applicable securities legislation.

j.                 No Other Representations. No person has made to Seller any written or oral representations:

a.	that any person will resell or repurchase any of the CNEH Stock;
b.	that any person will refund the purchase price of any of the CNEH Stock;
c.	as to the future price or value of any of the CNEH Stock; or
d.

that any of the CNEH Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the CNEH Stock of the Company on any stock exchange or automated dealer quotation system.

k.                No Registration Rights. Except as provided in this Agreement, Seller acknowledges that the Company has not undertaken, and will have no obligation, to register any of the CNEH Stock under the Securities Act.

l.                 OTC Bulletin Board. None of the CNEH Stock are listed on any stock exchange or automated dealer quotation system and no representation has been made to Seller that any of the CNEH Stock will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Company’s common CNEH Stock on the NASD’s OTC Bulletin Board.

m.               Seller’s Advisors. Seller has been advised to consult Seller's own legal,

tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

a.	any applicable laws of the jurisdiction in which Seller is resident in connection with the distribution of the Units hereunder, and
b.	applicable resale restrictions; and
c.

this Agreement is not enforceable by Seller unless it has been accepted by the Company, and Seller acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

n.                Legends. Seller acknowledges and agrees that all certificates representing the CNEH Stock will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S and to reflect the status of the CNEH Stock as restricted securities:

a.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

b.	Any legend required by the laws of any State.

o.                Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Seller nor any Affiliate (as defined in the Securities Act) of Seller which (x) had knowledge of the transactions contemplated hereby, (y) has or CNEH Stock discretion relating to Seller’s investments or trading or information concerning Seller’s investments, including in respect of the CNEH Stock, or (z) is subject to Seller’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the CNEH Stock or sold any Common Stock (each, a “Prohibited Transaction”). At no time prior to the termination of this Agreement, shall Seller or its Trading Affiliates engage, directly or indirectly, in a Prohibited Transaction.

Section 2.20       Disclosure. The Sellers and Yu Qiao have disclosed to Buyer all facts material to the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations of Yu Qiao. None of the Transactional Documents, or any other statements, documents or certificates prepared or supplied by the Sellers or Yu Qiao with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

Section 3.1          Organization. Buyer is duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

Section 3.2          Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement, and to perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. The Agreement has been duly executed and delivered by Buyer, and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of the Agreement, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity regarding the availability of remedies.

Section 3.3          No Breach or Violation. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or constitute a violation of the Charter Documents of Buyer; (B) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer; (C) conflict with, constitute a default under or result in a breach or acceleration of any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Buyer is a party or by which Buyer is bound; or (D) result in a creation or imposition of any Encumbrance of any nature whatsoever on any of the CNEH Stock to be delivered to the Sellers in connection herewith other than those restrictions imposed under federal and state securities laws.

Section 3.4          Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Buyer in this Agreement and no statement contained in any document or instrument delivered or to be delivered to the Sellers pursuant hereto or in connection with the transactions contemplated hereby contain any untrue statement of a known material fact, or omits to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

FURTHER AGREEMENTS OF THE PARTIES

Section 4.1          Further Assurances. From time to time, at Buyer’s request and without further consideration and at the expense of Buyer, the Sellers and Yu Qiao will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and to vest in Buyer good, valid and marketable title to the Equity. Each of the Minority Shareholders also agrees to transfer all of his right title and interest in and to the Minority Shares to Buyer, free and clear of all Encumbrances and without additional consideration, as soon as such transfer is permitted pursuant to the laws of the PRC, as evidenced by an opinion from counsel licensed to practice law in the PRC retained by Buyer and reasonably acceptable to the Sellers. From time to time, at the Sellers’ request and without further consideration and at the expense of the Sellers, Buyer will execute and deliver to Seller such other documents, and take such other action, as the Sellers may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

Section 4.2          Seller’s Indemnity. Each of the Sellers hereby agrees, jointly and severally, to indemnify, defend and hold Buyer harmless from and against, and in respect to, any and all losses, damages and expenses (including reasonable attorneys’ fees) (“Losses”) that Buyer may incur by reason of such Seller’s or Yu Qiao’s breach of or failure by Seller or Yu Qiao to perform, any of their representations, warranties, commitments, covenants or agreements in this Agreement, or in any agreement or exhibit furnished or to be furnished by or on behalf of Seller or Yu Qiao under this Agreement. Seller’s liability for a breach of the representations, warranties and covenants made by a Seller or Yu Qiao in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by Buyer and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. All such liability of Seller shall terminate on the twenty-fourth (24th) month anniversary of the Closing Date, except for liability with respect to which an indemnity claim is made by written notice to the Seller within twenty-four (24) months from the Closing Date in the case of all of Buyer’s indemnity claims. The parties acknowledge and agree that this Article 5 represents and establishes the exclusive remedy for all claims arising under this Agreement, except for (i) any equitable remedy, or (ii) intentional fraud.

Section 4.3          Confidentiality. Each party (and their respective representatives) agrees to maintain all discussions, including the fact of this Agreement, in the strictest confidence. Any public announcements will be mutually agreed upon in advance.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1          Finder’s or Broker’s Fees. Buyer represents and warrants that it has dealt with no other broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. The Sellers and Yu Qiao represent and warrant that they have dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as they know, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. The Sellers and Yu Qiao each agree to indemnify and hold harmless Buyer against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable by reason of any of their acts, omissions or statements.

Section 5.2          Expenses. Buyer, the Sellers and Yu Qiao shall, individually, pay their respective costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

Section 5.3          Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

Section 5.4          Entire Agreement; Modification. This Agreement, together with the Trust Agreements and all of the schedules and exhibits furnished hereunder, constitute the sole and entire agreement among the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

Section 5.5          Waiver. Any party hereto may waive, in writing, compliance by the other party of any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section 5.5 shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

Section 5.6          Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable. In the event of execution and signing of transaction documents by facsimile, the parties shall provide originals to the other parties as soon as practicable thereafter.

Section 5.7          Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. None of the provisions hereof shall be deemed to give any third persons any right of subrogation or action over or against any party to this Agreement.

Section 5.8          Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

Section 5.9          Recovery of Litigation Costs. Except as otherwise provided elsewhere in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, other professionals’ fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Section 5.10        Successors and Assigns. No parties’ rights or obligations under this Agreement may be assigned, except that Buyer may assign its rights and obligations hereunder to an affiliate provided that such affiliate shall execute and deliver such documentation necessary to be bound by the terms of this Agreement. Any assignment in violation of the foregoing shall be null and void.

Section 5.11        Notices. Any notices, consent, approval or other communications given pursuant to the provisions of this Agreement shall be in writing and shall be (A) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (B) delivered by a nationally recognized overnight courier which delivers only upon signed receipt of the addressee, and addressed to the parties as provided in the introductory paragraph hereto. The time of giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

Section 5.12        Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, without giving effect to any choice of law or conflict provision or rule, whether of the State of California (or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of California to be applied. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law or analysis, the substantive law of some other jurisdiction would ordinarily apply. Should a dispute arise between the parties as a result of this Agreement, any action initiated shall be submitted to binding arbitration in San Francisco County, California.

IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement for the Purchase and Sale of Stock or has caused the same to be signed by its duly authorized officer as of the date first above written.

CNEH:

CHINA NORTH EAST PETROLEUM HOLDINGS,

LIMITED

By:/s/ Hong Jun Wang

Hong Jun Wang,

President and Chairman of the Board

BUYER:
SONG YUAN NORTH EAST PETROLEUM TECHNICAL SERVICE CO., LTD.
By:/s/ Hong Jun Wang Hong Jun Wang, Chairman of the Board

SELLERS:

/s/ Ju Guizhi
Ju Guizhi

/s/ Bing Wu Wang
Bing Wu Wang

/s/ Meng Xiangyun
Meng Xiangyun

YU QIAO:

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

By: /s/ Bing Wu Wang

Bing Wu Wang

Chairman of the Board

Exhibit A to Stock Purchase Agreement

FORM OF TRUST AGREEMENT

Trust Agreement

Trustor: Songyuan City North East Petroleum Technical Services Ltd.

Trustor is the person who is benefited from the contract, is called beneficiary.

Address: Comprehensive office at Zhanjiang Road, Qingnian Avenue, Economic and Technological Development Zone, Songyuan City, Jilin Province.

Assignee:

ID card No.:

According to the rule of correlative law and legislation of general rule of civil law of PRC and entrust law of PRC. The beneficiary and the assignee consulted friendly on the equal base and concluded the entrust contract. Its contents are as follows:

Chapter One; Entrust

1.	The beneficiary agreed to entrust assignee holding __% shares (called entrusted shares bellow the sentence) of Yuqiao Oil and Gas Developing Co. Ltd in Songyuan City instead of himself and manage it.
2.	The assignee accepted the beneficiary’s entrustment and held the entrusted shares instead of him.

Chapter Two; Assignee’s duty

1.	Entrusted Declaration shows that the whole rights, interests and bonus (including production by himself or non-production)of entrusted shares should belong to the beneficiary unconditionally.
2.	The assignee guarantee that he will obey the written instruction of the beneficiary and cooperate

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unconditionally to deal with the entrusted shares, interests and bonus.
3.

The assignee should sign the credit contract according to the written instruction of the beneficiary and the beneficiary is the representative of the contract and exercise the voting right(including significant decision-making).

4.

According to the beneficiary’s demand, the assignee should notify all the information and data of Yuqiao Oil&Gas development of Co. and all information to the beneficiary which the shareholder should be known in time.

5.

The trustor has right to know the operation condition of Yuqiao Oil&Gas and the condition of income and expenses of financial affair and also has right to check and to duplicate the account papers and financial files.

6.	The assignee can not sell, exchange, lent, offset, pawn or handle the entrusted shares in any other way before getting the special written agreement from the beneficiary.
7.	The assignee can not plough back or cooperate or make a joint venture with others rely on the bonus from the entrusted shares without approval from beneficiary.

Chapter Three; The assignee’s consideration

The assignee knows that the beneficiary needs not to pay the consideration for entrusted shares which he held instead of beneficiary.

Chapter Four; Restrain any successor

The assignee restrains his any successor and assignee on the responsibility and duty of the contract.

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Chapter Five; Entrust term of the contract

The entrust term of the contract is valid from the effective date of the contract to the date of the dismissal of Yu Qiao Oil &Gas development Co.

Chapter Six; The entrust will be terminated if one of the following circumstance exists:

1.	The aim of entrust has been come true;
2.	The party of entrust consults and makes an agreement;
3.	Add contract or not when the term is ended.

Chapter Seven: the responsibility of breach of contract

1.

If the assignee disobeys the aim of entrust to deal with the property of entrust or mismanage the entrusted affairs which lead to the loss of the trust property, then he should recover the entrust property as its original state or make compensation.

2.	If the assignee uses the entrust property to enlist interest for himself which lead to the loss of the trust property ,the assignee should bear the compensation responsibility .
3.	The assignee should undertake the duty for others’ debt if he violates managing duty or deals with entrust affair improperly.

Chapter eight: Application of law

Both assignee and beneficiary agree that the explanation of this contract is applicable. If there is no special or specific law item can be applicable, the contract should be explained and executed according to general rule of “Civil Law of PRC and “Trust Contract law of PRC” on the basis of the honest and creditable principle.

Chapter nine: Solution of controversy

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If there is controversy in the process when the contract is being performed, it should be solved through consultation by each party. If it still can not be solved by consultation, they could agree to sue to the People’s court which has the jurisdiction right.

Chapter ten: The contract was signed on January 26, 2007, which has duplicate copy and each held by trustor (beneficiary) and the assignee.

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